Exhibit (d)(3)
                  NOTICE OF GUARANTEED DELIVERY
                  For Shares of Common Stock of

       ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.
          Subscribed for under the Primary Subscription
               and the Over-Subscription Privilege
                (together, the "Rights Offering")


     Ellsworth Convertible Growth and Income Fund, Inc. (the "Fund") issued to its shareholders of record, as of the close of business on October 14, 2003 ("Record Date"), non-transferable rights ("Rights") in the ratio of one Right for each whole share of the Fund's common stock held on the Record Date, rounded up to the nearest number of Rights evenly divisible by six, entitling the holders thereof to subscribe for new Shares (the "Shares") at a rate of one new Share of common stock of the Fund for each six Rights held (the "Primary Subscription") with the right to subscribe for additional Shares not subscribed for by others in the Primary Subscription (the "Over-Subscription Privilege"). The terms and conditions of the Rights Offering are set forth in the Prospectus, which is incorporated into this document by reference. Capitalized terms herein shall have the same meaning as defined in the Prospectus. As set forth in the Prospectus, this form, or one substantially equivalent hereto, may be used as a means of effecting subscription and payment for all Shares subscribed for under the Primary Subscription and the Over-Subscription Privilege. This form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

                   The Subscription Agent is:
             AMERICAN STOCK TRANSFER & TRUST COMPANY

        By First-Class Mail:                        By Facsimile:
           59 Maiden Lane                          (718) 236-2641
             Plaza Level
         New York, NY 10038

                      Confirm by telephone to:
                  (800) 937-5449 or (718) 921-8200

    By Express Mail or Overnight Courier:             By Hand:
               59 Maiden Lane                  (9:00 a.m. - 5:00 p.m.)
                 Plaza Level                       59 Maiden Lane
             New York, NY 10038                      Plaza Level
                                                 New York, NY 10038


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF
INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm, bank or trust company or other nominee that completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment to the Subscription Agent prior to 5:00 p.m., Eastern time, on the Expiration Date, November 19, 2003, unless the Offer is extended by the Fund. This Notice of Guaranteed Delivery guarantees delivery to the Subscription Agent of
(a) payment in full for all subscribed Shares, and (b) a properly completed and signed Subscription Certificate (which certificate and payment of the Estimated Subscription Price per Share must then be received no later than the close of business on November 24, the third business day after the Expiration Date, unless the offer is extended, and final payment of the actual Subscription Price no later than the close of business December __, 2003, ten days after the Confirmation
Date). Failure to deliver this Notice or to make the delivery guaranteed will result in a forfeiture of the Rights.

                            GUARANTEE

     The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, hereby guarantees delivery to the Subscription Agent by no later than 5:00 p.m., Eastern time, on November 24, 2003 (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full Estimated Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

                                   (continued on other side)

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
                                          Broker Assigned Control#_____

       ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

1. Primary         Number of       Number of Shares pursuant to Primary    Payment to be made in
   Subscription    Rights          Subscription requested for which you    connection
                   to be           are guaranteeing delivery of Rights     With Shares from Primary
                   exercised       and payment                             Subscription


                   _______Rights = ______________Shares                    $_________________
                                   (Rights / by 6)

2. Over-                           Number of Shares pursuant to Over-      Payment to be made in
   Subscription                    Subscription Requested for which        connection with Shares
                                   you are guaranteeing payment            from Over-Subscription


                                   ______________Shares                    $__________________

3. Totals          Total Number    Total Number of Shares Requested
                   of Rights to
                   be Delivered

                   _______Rights   ______________Shares                    $__________________
                                                                            Total Payment

Method of delivery (circle one)

A.   Through Depository Trust Company ("DTC")

B. Direct to American Stock Transfer & Trust Company, as Subscription Agent. Please indicate below how the Rights to be delivered should be registered.

          -------------------------------------

          -------------------------------------

          -------------------------------------

     Please sign a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Shares subscribed pursuant to the Over-Subscription Privilege and you are a DTC participant, you must also execute and forward to American Stock Transfer & Trust Company a DTC Participant Over-Subscription Exercise form.

-----------------------------        -----------------------------------
Name of Firm                         Authorized Signature

-----------------------------        -----------------------------------
DTC Participant Number               Title

-----------------------------        -----------------------------------
Address                              Name (Please Type or Print)

-----------------------------        -----------------------------------
Zip Code                             Phone Number

-----------------------------        -----------------------------------
Contact Name                         Date

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